Exhibit 99.1

1847 Announces Pricing of $1.869 Million Public Offering

NEW YORK, NY / ACCESSWIRE / July 4, 2023 / 1847 Holdings LLC (“1847” or the “Company”) (NYSE American:EFSH), a unique holding company that combines the attractive attributes of owning private, lower-middle market businesses with the liquidity and transparency of a publicly traded company, announced today the pricing of its “reasonable best efforts” public offering of securities for gross proceeds of approximately $1.869 million, prior to deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which could include working capital to support the growth of the Company’s subsidiaries.

The public offering is comprised of 9,345,000 shares of common shares and/or pre-funded warrants in lieu of shares, priced at a public offering price of $0.20 for one common share or pre-funded warrant. The pre-funded warrants are issuable to purchasers in lieu of common shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common shares, if any such purchaser so chooses. Each pre-funded warrant is exercisable at any time to purchase one common share at an exercise price of $0.01 per share.

Spartan Capital Securities, LLC is acting as the exclusive placement agent in the offering as bookrunner for this offering. Bevilacqua PLLC represented the Company, and Carmel, Milazzo & Feil LLP represented Spartan Capital Securities, LLC.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on July 3, 2023. A final prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus, copies of which may be obtained, when available, from: Spartan Capital Securities, LLC, 45 Broadway, New York, NY 10006, at (212) 293-0123.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About 1847 Holdings LLC

1847 Holdings LLC (NYSE American: EFSH), a publicly traded diversified acquisition holding company, was founded by Ellery W. Roberts, a former partner of Parallel Investment Partners, Saunders Karp & Megrue, and Principal of Lazard Freres Strategic Realty Investors. 1847 Holdings’ investment thesis is that capital market inefficiencies have left the founders and/or stakeholders of many small business enterprises or lower-middle market businesses with limited exit options despite the intrinsic value of their business. Given this dynamic, 1847 Holdings can consistently acquire businesses it views as “solid” for reasonable multiples of cash flow and then deploy resources to strengthen the infrastructure and systems of those businesses in order to improve operations. These improvements may lead to a sale or IPO of an operating subsidiary at higher valuations than the purchase price and/or alternatively, an operating subsidiary may be held in perpetuity and contribute to 1847 Holdings’ ability to pay regular and special dividends to shareholders. For more information, visit www.1847holdings.com.

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Forward-Looking Statements

This press release may contain information about 1847 Holdings’ view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in “Risk Factors” included in our SEC filings.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: EFSH@crescendo-ir.com